Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 No.’s (333-85500, 333-110006, 333-118026, 333-113359, 333-106602 and 333-32614), Form S-4 (No. 333-111171), Form S-8 No.’s (333-116707, 333-97139, 333-106563, 333-39390, 333-58274, 333-49069, 333-30617, 333-15935, 333-112810, 002-77846, 002-81123, 002-95446, 033-12633, 033-27885, 033-45432, 0-10824, 033-75136, 333-30920, 333-92951 and 033-61191) of Oscient Pharmaceuticals Corporation of our reports dated March 10, 2005, with respect to the consolidated financial statements of Oscient Pharmaceuticals Corporation, Oscient Pharmaceuticals Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Oscient Pharmaceuticals Corporation, included in Oscient Pharmaceutical Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 3, 2005